Exhibit 99.1

Autoliv’s Annual Report Available
Company Updates its Guidance

(Stockholm, February 24, 2009) – – – Autoliv (NYSE: ALV and SSE: ALIV) has filed its Form 10-K, which includes the Company’s 2008 annual report, with the Securities and Exchange Commission (SEC). The documents will soon be available electronically at Autoliv’s corporate website www.autoliv.com, under the section “Investors/ Filings” and “Investors/Financial Reports”, respectively. The 10-K will also be available at the SEC Edgar website www.sec.gov.

As part of finalizing these documents, the Company has analyzed the latest light vehicle production schedules, the latest events in its industry and its financial position. With a further decline in global light vehicle production expected for the current quarter and given the current uncertainty surrounding customer and supplier viability, Autoliv has updated its guidance for operating margin for the first quarter 2009 to a negative range of 5-10% (from a previously negative range of 5-7%), excluding severance and restructuring costs. Given current exchange rates, the negative currency effects on consolidated sales are now estimated to amount to approximately 10% (previously 5%). However, the Company’s indicative outlook for the full year 2009 remains unchanged, which is reflected in the documents that will be filed today with the SEC.

This guidance for the quarter as well as the indication for the full year are based on current outlook for light vehicle production and on other current assumptions.

As of January 31, Autoliv’s account receivables on General Motors and Chrysler in North America amounted to approximately $50 million, combined. Upcoming capital market debt maturities during the remainder of 2009 amount to $284 million compared to $952 million on January 31 in cash and unutilized long-term credit facilities.  There are no financial covenants (i.e. performance-related restrictions) for these credit facilities.

Proxy Materials
Hard copies of the Annual Report will be available as of March 27, as will other documents for the 2009 Annual General Meeting of Stockholders. Shareholders in Autoliv Inc. on the Record Date, March 9, 2009, will be entitled to participate in and vote at the Annual General Meeting which will be held on May 6, 2009 in Chicago, and those shareholders will receive a Notice of Internet Availability of Proxy Materials by regular mail on or around March 31, 2009. This notice will include instructions on how to access the Proxy Materials electronically to vote on-line or receive hard copies of the Proxy Materials to vote by regular mail.

General inquiries for hard copies of the 10-K and annual report can be requested on-line at the company website anytime, for distribution after March 27, 2009.

Inquiries:
Jan Carlson, President & CEO. Tel +46-8-587-20-600

Safe Harbor Statement
This press release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are those that address activities, events or developments that the Company or its management believes or anticipates may occur in the future, including statements relating to industry trends, business opportunities, sales contracts, sales backlog, and on-going commercial arrangements and discussions, as well as any statements about future operating performance or financial results. In some cases, you can identify these statements by forward-looking words such as "estimates" and "expects" although not all forward-looking statements are so identified.
All such forward-looking statements, including without limitation, management's examination of historical operating trends and data, are based upon our current expectations and various assumptions, including data available from third parties, and apply only as of the date of this release. Our expectations and beliefs are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control. Because these forward-looking statements involve risks and uncertainties, the outcome could differ materially from those set out in the forward-looking statements for a variety or reasons, including without limitation, changes in and the successful execution of the action program discussed in our annual report on Form 10-K for the fiscal year ended December 31, 2008 and the market reaction thereto, changes in general industry and market conditions, increased competition, higher raw material costs, particularly commodity and energy costs, changes in consumer preferences for end products, customer losses and changes in regulatory conditions, customer bankruptcies or consolidations, divestiture of customer brands, the economic outlook for the Company's markets, fluctuation of foreign currencies, fluctuation in vehicle production schedules for which the Company is a supplier, market acceptance of our new products, continued uncertainty in program awards and performance, the financial results of companies in which Autoliv has made technology investments, pricing negotiations with customers, fluctuating fuel and commodity prices and other costs, supply issues, product liability, warranty and recall claims and other litigation, possible adverse results of pending or future litigation or infringement claims, legislative or regulatory changes, political conditions, dependence on customers and suppliers, as well the risks identified in Item 1A "Risk Factors" in our Form 10-K for the year ended December 31, 2008.
Except for the Company's ongoing obligation to disclose information under the U.S. federal securities laws, the Company undertakes no obligation to update publicity or revise any forward-looking statements whether as a result of new information or future events. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and we assume no obligation to update any such statements.